EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Vision Bancshares, Inc. Director Stock Plan of our report dated March 14, 2003, with respect to the consolidated financial statements of Vision Bancshares, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2002 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ MORRISON & SMITH LLP

Tuscaloosa, Alabama

October 24, 2003